                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Bay Apartment Communities, Inc. on Form S-8 (File No. 333-16809), Form S-8 (File No. 333-16837), Form S-3 (File No. 333-16647), Form S-3 (File No.
333-15407), and Form S-3 (File No. 333-15875) of our report dated August 29, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Gallery Place Apartments for the year ended December 31, 1996, and of our report dated September 18, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Landing West Apartments for the year ended December 31, 1996, which reports are included in this Current Report on Form 8-K.


                                            /s/ Coopers & Lybrand L.L.P.
                                            ----------------------------
                                                COOPERS & LYBRAND L.L.P.

San Francisco, California
October 24, 1997